                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CYBERGUARD CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            FLORIDA                                      65-0510339
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                         2000 WEST COMMERCIAL BOULEVARD
                                    SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 958-3900
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             CYBERGUARD CORPORATION
                 AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
                           (Full Titles of the Plans)

                                  Michael Matte
                           Chief Financial Officer and
                            Vice President of Finance
                             CyberGuard Corporation
                    2000 West Commercial Boulevard, Suite 200
                         Fort Lauderdale, Florida 33309
                                 (954) 958-3900
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                              CALCULATION OF REGISTRATION FEE
   ============================= ==================== =================== =================== ===================
                                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE         AMOUNT TO       OFFERING PRICE PER      AGGREGATE           AMOUNT OF
            REGISTERED            BE REGISTERED(1)         SHARE(2)         OFFERING PRICE     REGISTRATION FEE
   ----------------------------- -------------------- ------------------- ------------------- -------------------
      Common Stock,
        $.01 par value                2,000,000            $3.19535           $6,390,700          $1,597.67
   ============================= ==================== =================== =================== ===================

(1) The Common Stock being registered relates to stock option grants to be undertaken in the future pursuant to the terms of the Amended and Restated Employee Stock Option Plan, as amended, with option exercise prices to be determined. This Registration Statement also covers any additional shares that may hereafter become exercisable as a result of the adjustment provisions in the Plan or the agreements pursuant to which such shares are issued.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low price of the Common Stock of CyberGuard Corporation on March 8, 2001, as quoted on the Pink Sheets.
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                        REGISTRATION OF ADDITIONAL SHARES

         CyberGuard Corporation, a Florida corporation (the "Registrant"), is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "SEC") to register 2,000,000 additional shares of Common Stock for issuance pursuant to the exercise of options to be granted under the CyberGuard Corporation Amended and Restated Employee Stock Option Plan (the "Plan") pursuant to General Instruction E. - Registration of Additional Securities of Form S-8. The contents of the original Registration Statement on Form S-8 filed in connection with the Plan (Registration No. 333-87347) are incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the SEC on September 28, 2000.

         (2) The Registrant's Current Report on Form 8-K, dated September 27, 2000, filed with the SEC on September 29, 2000.

         (3) The Registrant's Current Report on Form 8-K, dated October 13, 2000, filed with the SEC on November 2, 2000.

         (4) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, filed with the SEC on November 14, 2000.

         (5) The Registrant's Current Report on Form 8-K, dated January 18, 2001, filed with the SEC on January 29, 2001.

         (6) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000, filed with the SEC on February 14, 2001.

         (7) The Registrant's Current Report on Form 8-K, dated February 9, 2001, filed with the SEC on February 15, 2001.

         (8) The Registrant's Description of Common Stock on Form 10, effective September 1994 (File No. 0-24544)(including all amendments and reports updating such description).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.



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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         LIMITATION ON LIABILITY OF DIRECTORS

         In accordance with Section 607.0831 of the Florida Business Corporation Act ("Florida BCA"), which mandates the elimination of a director's personal liability except under certain circumstances, Article XII of the Company's Articles of Incorporation ("Article Twelve") provides that directions of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Florida BCA as currently in effect or as it may hereafter be amended. Under
Section 607.0831 of the Florida BCA, as in effect on the date hereof, a director remains personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management's policy, if the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform, those duties constitutes (i) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a violation of Section 607.0834 of the Florida BCA, which proscribes directors from voting for or assenting to the payment of dividends and stock repurchases or redemptions under certain circumstances, (iv) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, or (v) recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property in a proceeding by or in the right of someone other than the corporation or a shareholder.

         Article Twelve provides that any future repeal or amendment of its terms (including any amendment or repeal of this Article Twelve made by virtue of any change in the Florida BCA) will not adversely affect any rights of directors existing thereunder with respect to acts or omissions occurring prior to such repeal or amendment.

         INDEMNIFICATION AND INSURANCE

         Pursuant to authority conferred by Section 607.0850 of the Florida BCA,
Section 6.4 of the Company's By-Laws mandates that the Company's directors, officers, and employees be indemnified to the fullest extent permitted by law for all expenses relating to any action, suit or proceeding, whether civil, criminal, or administrative (i) by reason of the fact that such person is or was a director, officer, or employee of the Company or (ii) by reason of the fact that, while such person is or was a director, officer, or employee of the Company, such person is or was serving at the request of the Company as a director, officer, or employee of another enterprise. Indemnification is available only where the person seeking indemnification has (i) acted in good faith and (ii) in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company with respect to the claim against him. With respect to a criminal action or proceeding, such person must also have had no reasonable cause to believe his conduct was unlawful. Section 607.0850(3) of the Florida BCA requires that the Company indemnify its officers, directors, employees, and agents to the extent such person has been successful on the merits or otherwise in defense of such proceeding.

         Section 607.0850(6) of the Florida BCA permits the Company to pay those expenses incurred by an officer or director in defending a civil or criminal proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate. Section 6.4 of the By-Laws requires the Company to pay or reimburse all expenses, including attorney's fees, incurred by any such person in defending any such action, suit or proceeding upon receipt by the Company of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.



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         Insofar as indemnification for liabilities arising under the Securities
Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

    4.1 Articles of Incorporation, as amended, of the Registrant (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996).

    4.2 Articles of Amendment to the Articles of Incorporation (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed on September 28, 2000).

    4.3 Restated By-laws of the Registrant (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, filed on November 12, 1999).

    4.4 Form of Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form S-3 dated May 23, 1996 (File No. 333-04407).

    4.5 Form of Stockholder Rights Plan (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form 10, filed with the SEC on September 29, 1994 (File No. 0-24544)).

    4.6 Form of Share Holding Agreement between Concurrent Computer Corporation and the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-3 dated May 23, 1996 (File No. 333-04407).

    4.7 Amended and Restated Employee Stock Option Plan dated September 4, 1998, as amended through March 2, 2001.

     5        Opinion of Holland & Knight LLP.

   23.1 Consent of Holland & Knight LLP (included as part of Exhibit 5 above).

   23.2       Consent of Grant Thornton LLP

   23.3       Consent of PricewaterhouseCoopers LLP.

    24 Powers of Attorney (included as part of the Signature Page of this Registration Statement).

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


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                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, of 1933 each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 2nd day of March, 2001.

                                CYBERGUARD CORPORATION


                                /s/ Scott J. Hammack
                                ------------------------------------------------
                                By:  Scott J. Hammack
                                     Chief Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott J. Hammack, and Michael Matte, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 2, 2001 by the following persons in the capacities indicated below.

         SIGNATURE                                      TITLE



/s/ Scott J. Hammack                    Chief Executive Officer and Director
-----------------------------              (Principal Executive Officer)
Scott J. Hammack


/s/ Michael Matte                     Chief Financial Officer and Vice President
-----------------------------                         Of Finance
Michael Matte                               (Principal Financial Officer)


/s/ David R. Proctor
-----------------------------
David R. Proctor                          Chairman of the Board of Directors


/s/ John V. Tiberi, Jr.
-----------------------------
John V. Tiberi, Jr.                                    Director


/s/ David T. Vandewater
-----------------------------
David T. Vandewater                                    Director


/s/ David L. Manning
-----------------------------
David L. Manning                                       Director

/s/ Richard L. Scott
-----------------------------
Richard L. Scott                                       Director

/s/ William G. Scott
-----------------------------
William G. Scott                                       Director



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                                  EXHIBIT INDEX

 Exhibit
 Number       Exhibit Description
 -------      -------------------

  4.7 Amended and Restated Employee Stock Option Plan dated September 4, 1998, as amended through March 2, 2001.

  5       Opinion of Holland & Knight LLP.

 23.1     Consent of Holland & Knight LLP (included as part of Exhibit 5 above).

 23.2     Consent of Grant Thornton LLP

 23.3     Consent of PricewaterhouseCoopers LLP.

 24 Powers of Attorney (included as part of the Signature Page of this Registration Statement).